                                                                    EXHIBIT 23.7



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement (File No. 333-40787) of Vornado Realty Trust and Vornado Realty L.P. on Form S-3 of our report dated September 4, 1997 on the statement of revenue and certain expenses of Green Acres Mall and the Plaza at Green Acres for the year ended December 31, 1996, included in Vornado Realty Trust's Current Report on Form 8-K/A, dated August 21, 1997 and filed with the Commission on September 11, 1997, and in Vornado Realty L.P.'s Current Report on Form 8-K/A, dated August 21, 1997 and filed with the Commission on September 11, 1997, and to the references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania


February 9, 1998

                                                                    EXHIBIT 23.7



     As independent public accountants, we hereby consent to the incorporation by reference into this S-3 Registration Statement of Vornado Realty Trust and Vornado Realty L.P. of our report dated February 5, 1998, on the combined statement of revenues and certain operating expenses of The Merchandise Mart Group of Properties for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                          Arthur Andersen LLP


Chicago, Illinois


February 5, 1998